Exhibit N

      Reference is made to a report on Schedule 13D, being filed on or about the date hereof, with respect to the undersigned's beneficial ownership of shares of Common Stock of Mikron Instrument Company, Inc. The undersigned hereby acknowledge and agree that such Schedule 13D is being filed on behalf of each of the undersigned. This agreement may be executed in one or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

Date: December 28, 1998          /s/ STEVEN N. BRONSON
                                 -------------------------------------------
                                 Steven N. Bronson


                                 LONG TERM GROWTH ASSOCIATES, LIMITED

                                 By: Long-Term Growth Associates, Inc.,
                                 General Partner


Date: December 28, 1998          By: /s/ STEVEN N. BRONSON
                                 -------------------------------------------
                                 Steven N. Bronson, President